Exhibit 4.6

                          COATES FAMILY TRUST AGREEMENT

      THIS COATES FAMILY TRUST AGREEMENT, is made and entered into this 15th day of February, 2005 between George J. Coates, having an address c/o Coates International, Inc. 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719, Gregory G. Coates, having an address 600 State Highway Route 71, Apartment No. 1, Spring Lake, NJ 07762-2001 and the Coates Trust, having an address c/o Coates International, Inc. 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719 (hereinafter collectively, the "Settlors", or individually, a "Settlor") and Paul M. Di Lorenzo, M.D., having an address 1 Main Street, Suite 104, PO Box 954, Eatontown, New Jersey 07724 (hereinafter called the "Trustee")

                                    Recitals

            A. The Settlors possess full power to convey, sell, assign, and deal with their shares of the common stock of Coates Motorcycle Company, Ltd., a Delaware corporation (the "Company"), which shares represent a majority of the issued and outstanding Company shares, empowering them to control all of the corporate and business affairs of the Company.

            B. George J. Coates and Gregory G. Coates desire to focus on, and dedicate all of their respective time and work efforts to, the business being conducted by Coates International, Ltd., an affiliate of the Company.

            C. In order to avoid any conflict of interests, or an appearance of any such conflict, which may arise out of, or in connection with, the performance of their respective duties and obligations while conducting the corporate and business affairs of Coates International, Ltd., George
      J. Coates and Gregory G. Coates desire to establish and create a trust (the "Trust"), pursuant to the general provisions of which all of their Company shares, as well as those shares beneficially owned by the Coates Trust, shall be delivered to an independent Trustee named herein who shall have absolute possession and control, including the right to vote as the record owner, over the Company shares transferred by the Settlors to the Trustee pursuant to the terms and provisions set forth herein.

            D. The primary purpose of this Trust is to confer on the Trustee the sole responsibility to administer the Trust and to manage the Trust assets, to wit, all of the Company shares beneficially owned by the Settlors, without the participation by, or the knowledge of, the Settlors.

            Accordingly, the Settlors and the Trustee agree as follows:

                          Section I. Transfer in Trust

            (a) Settlors hereby transfer and deliver to Trustee, in trust, all of the shares of the common Stock of the Company (the "Stock") described in Exhibit "A" attached and incorporated by reference herein. Settlors represent to the Trustee that the Stock represents the entire beneficial and record ownership interests they possess in the Company. The receipt of the Stock is acknowledged by Trustee. The Stock, together with any other property that may later become subject to this Trust, shall constitute the Trust assets, and shall be held, administered, and distributed by Trustee as provided in this Trust Agreement.

      (b) During the term of this Trust Agreement, the Settlors shall not take any action, give any direction to or make any disposition in respect of the Stock except as shall be required to effectuate the terms and provisions of this Trust Agreement.

      (c) Settlors shall not make any direct or indirect communication with the Trustee with respect to the trust created by this Trust Agreement ("Trust") unless the communication is in writing, and unless it relates only:

            (i) To a request for a distribution in cash, if available as a result of the sale of the Stock held in the Trust, or

      (ii) To the notification of the Trustee of a law, regulation, court order or administrative order subsequently applicable to a Settlor which prohibits the Settlor from holding or owning the Stock or which requires the liquidation of the Stock of a Settlor.


     Section II. Disposition of the Stock or Proceeds From the Sale Thereof

      Except as may expressly be set forth below, the Trustee shall hold the Stock and exercise all rights of the owner thereof in connection therewith as further provided for herein during the term of this Trust Agreement. During the term of this Trust Agreement and as long as the Trustee is empowered or authorized to sell of any of the Stock, he shall comply with all of the laws, rules and regulations promulgated under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the American Stock Exchange or other national stock exchange and their respective successors where the Company's securities may be listed for trading. The Trustee shall be permitted to undertake the following with respect to the Stock during the term of this Trust Agreement:

            (a) Sale of Stock. Commencing six (6) months following the final closing of the contemplated initial public offering of the Company's common stock, the Settlors may authorize the Trustee to sell part or all of the Stock in compliance with applicable federal and state securities laws. A Settlor's authorization to the Trustee to sell part or all of his or its Stock shall be in writing and shall identify the terms and conditions for the contemplated sale. Upon receipt of a Settlor's written authorization, the Trustee shall use his good faith efforts within a reasonable time. to prepare any and all documents and obtain any required third party consents or legal opinions necessary to effectuate the sale of the Stock, including but not limited to making any necessary communications with the Company's transfer agent and corporate officers. Upon any sale of part or all of a Settlor's Stock, the Trustee shall deliver the proceeds from such sale to the Settlor, less any reasonable brokerage fees and administrative expenses arising out of the execution of a Settlor's authorization to sell the Stock;

            (b) Dividends, Etc. In the event the Trustee receives any distribution of property or other consideration, distributed to the beneficial owners of common shares of the Company during the term of this Trust Agreement, the Trustee shall, in turn, distribute any such property or other consideration received to the Settlors in proportion to the amount of the Stock they transferred to the Trustees; and

            (c) Merger, Etc. In the event the Trustee receives property or other consideration in exchange for part or all of the Stock as a result of a Company merger, consolidation, recapitalization or exchange of shares, the Trustee shall distribute such property or other consideration to the Settlors in proportion to the Stock they transferred to the Trustee, provided, however, that in the event of any such merger, consolidation, recapitalization or exchange of shares, the Trustee receives shares of a company whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and provided further that such shares represent 10% or more of its class of securities then issued and outstanding, such shares shall remain in the custody of the Trustee and be subject to the terms of this Trust Agreement and shall be treated as the original Stock for all purposes hereunder.

                      Section III. Irrevocability of Trust

      Each Settlor renounces for himself or itself, and for their respective estates, any power to determine or control, by alteration, amendment, revocation, or termination, or otherwise, the rights granted to the Trustee under the terms and provisions of this Trust Agreement.

                    Section IV. Trustee's Voting of the Stock

      Trustee shall be the record owner of the Stock and shall be vested with voting rights connected to such ownership. Trustee shall have the right to vote the Stock as a unit, and not otherwise, at all meetings of the stockholders of the Company.

                       Section V. Other Powers of Trustee

      In addition to the explicit powers and discretions granted to or vested in the Trustee by this Trust Agreement, Trustee shall have the additional powers and discretions, to be exercised only in a fiduciary capacity and in the interest of the Settlors, to do all acts, institute all proceedings, and exercise all rights and privileges in the management of the Trust as if the absolute owner of it, that Trustee may deem necessary or proper for the conservation and protection of the Stock until the termination of this Trust Agreement.


                       Section VI. Compensation of Trustee

         The Trustee agrees to administer the Trust without compensation.

                         Section VII. Successor Trustees

      On Trustee's resignation, incapacity or inability to continue to act as Trustee, Trustee shall appoint as successor Trustee ___________________[name], of ___________________ [address], City of _________________[city], County of
__________________ [county], State of New Jersey. Any successor Trustee shall have all the duties and powers assumed and conferred in this Trust Agreement on Trustee, together with the power in any successor Trustee to appoint its own successor. The appointment of a successor Trustee shall be made by an acknowledged instrument delivered to the Settlors.

                          Section VIII. Trustee's Bond

      Neither the Trustee nor successor Trustee shall be required to give any bond or other security.

                             Section IX. Accounting

      Except as provided in Section II of this Trust, the Trustee shall make no accounting to the Settlors until the date of termination of this Trust Agreement, at which time the Trustee shall make a full and proper accounting and turn over to the Settlors any and all assets of the Trust.

       Section X. Trustee's Acceptance; Law Governing Trust; Severability

     This Trust has been accepted by Trustee and will be administered in the State of New Jersey. The validity, construction, and all rights under this Trust Agreement shall be governed by the laws of that state and all litigation concerning the Trust shall be conducted in the Superior Court of New Jersey, Monmouth County, and the parties hereto submit to the jurisdiction of that court. If any provision of this Trust Agreement should be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

Section XI. Term of Trust-Duration

      This Trust shall terminate upon the first to occur of the following:

      (a) On the first anniversary date of the creation of the Trust in the event the common stock of the Company has not been listed for trading on the American Stock Exchange or other national stock exchange or successor exchanges; or

      (b) Upon the final sale of all the Stock or upon a merger or other capital transaction described in Section II (c); or (c) Upon the tenth (10th) anniversary date of the creation of the Trust.

      Upon the termination of the Trust the Stock, if any then being held in accordance with the terms of this Trust Agreement, shall be transferred by the Trustee to the Settlors.

Section XII.  Liability - Indemnification

      The Trustee shall use his best judgment in exercising his powers under this Trust, including voting the Stock as permitted under Section IV above, and shall not be liable to the Settlors for any consequences resulting from the exercise of his powers hereunder, including the consequences of any vote cast or shareholder consent given by him in good faith and in the absence of gross negligence. The Settlors hereby agree to defend the Trustee and to hold him harmless from and against any liability of any nature whatsoever arising out of or in connection with Trustee's performance under the terms of this Trust Agreement except, however, in the event the Trustee is found by a court of competent jurisdiction to have not acted in good faith or to have been liable for gross negligence. By this indemnification, the Settlors, jointly and severally, agree to pay for any and all costs, expenses, judgments or other assessments based upon any liability assessed against the Trustee arising out of any lawsuit, administrative proceeding or other action under this Trust Agreement provided, however, that in the event the Trustee is found to have been liable for acting in bad faith or for gross negligence in any such lawsuit, administrative proceeding or other action, the Settlors shall be entitled to a return, on demand, of any and all amounts of monies theretofore paid by Settlors to Trustee under this Section XII indemnification.

Section XIII. Binding Effect

      This Trust Agreement shall inure to the benefit of and be binding upon the Settlors, their successors and assigns, and upon the Trustee.

Section XIV.  Entire Agreement

      This Trust Agreement supersedes all prior agreements between the parties relating to its subject matter. There are no other understandings or agreements between them concerning the subject matter.

Section XV.  Notices

      All notices or other documents under this Trust Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at their addresses stated herein.

Section XVI.  Non-waiver

      No delay or failure by a party to exercise any right under this Trust Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

Section XVII.  Captions

      The captions in this Trust Agreement are for convenience only and shall not be used to interpret or construe its provisions.

Section XVIII.  Counterparts

      This Trust Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      In witness of the above, the Settlors and Trustee have executed this Trust Agreement at Wall, New Jersey the day and year first above written.

                                   SIGNATURES


                                                SETTLORS:

                                                /s/ George J. Coates
                                                --------------------
                                                    George J. Coates

                                                /s/ Gregory G. Coates
                                                ---------------------
                                                    Gregory G. Coates

                                                The Coates Trust

                                                  /s/ George J. Coates
                                                ------------------------------
                                                By:  George J. Coates, Trustee


                                                TRUSTEE:

                                                /s/ Paul M. DiLorenzo
                                                ---------------------------
                                                Paul M. DiLorenzo

                                [Acknowledgments]
State of New Jersey
County of Ocean   ss.:

         BE IT REMEMBERED, that on this 15th day of February, 2005, before me, the subscriber, personally appeared George J. Coates, who I am satisfied, is the Settlor mentioned in the foregoing instrument, to whom I first made known the contents thereof, and thereupon he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, for the uses and purposes therein expressed


                                                  /s/ Shirley Naidel
                                                  ----------------------------
                                                  Notary Public

State of New Jersey
County of Ocean   ss.:

         BE IT REMEMBERED, that on this 15th day of February, 2005, before me, the subscriber, personally appeared Gregory G. Coates, who I am satisfied, is the Settlor mentioned in the foregoing instrument, to whom I first made known the contents thereof, and thereupon he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, for the uses and purposes therein expressed


                                                  /s/ Shirely Naidel
                                                  -----------------------
                                                  Notary Public


State of New Jersey
County of Ocean   ss.:

         BE IT REMEMBERED, that on this 15th day of February, 2005, before me, the subscriber, personally appeared George J. Coates, who I am satisfied, is the Trustee of The Coates Trust, a Settlor mentioned in the foregoing instrument, to whom I first made known the contents thereof, and thereupon he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, as the Trustee of The Coates Trust for the uses and purposes therein expressed


                                                  /s/ Shirley Naidel
                                                  ------------------
                                                  Notary Public


 State of New Jersey
County of Ocean   ss.:

         BE IT REMEMBERED, that on this 15th day of February, 2005, before me, the subscriber, personally appeared Paul M. DiLorenzo, who I am satisfied, is the Trustee mentioned in the foregoing instrument, to whom I first made known the contents thereof, and thereupon he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, for the uses and purposes therein expressed

                                                  /s/ Shirley Naidel
                                                  ---------------------------
                                                  Notary Public

                                    Exhibit A

     Name of Settlor                Number of Common Shares of Coates Motorcycle
                                    Company, Ltd., Beneficially Owned___________

     George J. Coates                              3,007,500

     Gregory G. Coates                             2,424,000

     The Coates Trust                              3,000,000